UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	March 30, 2015

Mallinckrodt public limited company
__________________________________________
(Exact name of registrant as specified in its charter)

Ireland	001-35803	98-1088325
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

Damastown, Mulhuddart, Dublin, Ireland		15
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	353 1 880-8180

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 7.01 Regulation FD Disclosure.

Mallinckrodt plc ("Mallinckrodt") confirmed today that Steven J. Romano, M.D. will join Mallinckrodt to lead its Science and Technology functions effective May 4, 2015.

Board certified in Psychiatry, Dr. Romano comes to Mallinckrodt after 20 years in the pharmaceutical industry including the past 16 years at Pfizer, Inc. While at Pfizer he held a series of senior medical and R&D roles of increasing responsibility culminating in his most recent position as SVP, Head, Global Medicines Development, Global Innovative Pharmaceuticals Business. After receiving his A.B. in Biology from Washington University in St. Louis and his medical degree from the University of Missouri-Columbia, Dr. Romano completed his residency and fellowship at the New York Hospital-Cornell Medical Center, continuing on the faculty of the medical school for 6 additional years. Prior to joining Pfizer, he spent 4 years at Eli Lilly. In his new role, Dr. Romano will lead the Science and Technology function and become a member of Mallinckrodt’s Executive Committee, reporting directly to Mark Trudeau, Mallinckrodt President and Chief Executive Officer.

In the time before Dr. Romano joins the Mallinckrodt team, Dr. Mario Saltarelli will continue to manage day to day operations of the Science and Technology function and begin working with Dr. Romano and other Mallinckrodt senior executives to plan a smooth transition of functional leadership responsibilities. Until Dr. Romano’s arrival, Dr. Saltarelli will continue to report directly to Mr. Trudeau.

The information furnished in this Item 2.02, including Exhibit 99.1 hereto, shall not be deemed "filed" for purposes of Section 18 of the Securities and Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filings under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Mallinckrodt public limited company

March 30, 2015	By:	Peter G. Edwards

Name: Peter G. Edwards
Title: Senior Vice President and General Counsel